Exhibit No. 10

                   Agreement with Carr Securities Corporation


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                           CARR SECURITIES CORPORATION
                             14 Vanderventer Avenue
                                    Suite 210
                            Port Washington, New York
                                      11050

                                                                   July 27, 2007


Trans World Corporation
545 Fifth Avenue
Suite 940
New York, New York
10017

Re: Finder Agreement

Dear Mr. Ramadan:

This letter confirms the agreement ("Agreement") between Trans World Corporation, Inc. (the "Company") to Carr Securities Corporation ("Carr"), a registered broker-dealer and member of the National Association of Securities Dealers, to provide the finder services described below.

1.  Finder Services

1.1 Carr shall use its reasonable best efforts to introduce the Company to corporations, partnerships, accredited investors, or other persons or entities (any such person or entity introduced by Carr, "Entity" and collectively, "Entities") that may engage in a Transaction (as defined below) with the Company. As used herein, the term "Entity" also refers to any person or entity that is directly connected with or related to any Entity including, without limitation, any affiliate of, person or entity referred by, client or customer of, or any investor in, any Entity. Any intermediary or entity with which TWC is already familiar or with whom TWC has or had prior contact shall be excluded as an "Entity" as defined in this provision, except for those entities introduced to TWC by Carr Securities in November 2005 and included on the list attached herein as Appendix A. TWC must confirm, in writing, that entities introduced by Carr are not previously known.

1.2 Except as set forth below, all services provided by Carr under this Agreement shall be at Carr's cost and risk. Carr's compensation, if any, shall be a "Transaction Fee" (as set forth in Section 3 below) upon consummation of a Transaction (as defined in Section 4 below) in any form with any Entity. Carr does expect to be reimbursed for reasonable out of pocket expenses and will not expend more than $1,000.00 without prior written approval from the Company.


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1.3 The  Company  acknowledges  that Carr shall not  perform or be  required  to perform any responsibilities other than the introduction of Entities to the Company as described above. Without limiting the generality of the preceding sentence, the Company agrees that Carr (i) shall have no responsibility to investigate or perform any "due diligence" whatsoever with respect to any Entity introduced by Carr to the Company, (ii) shall have no responsibility to participate or assist in any negotiations between any potential Entity and the Company, and (iii) shall have no responsibility for fulfilling any reporting or filing requirements of the Company pursuant to applicable federal and state securities laws.

1.4 Notwithstanding anything in this Agreement to the contrary, the Company shall have the sole and absolute discretion to accept or not accept the terms of any Transaction. Neither the Company nor any of its affiliates shall have any liability whatsoever to Carr resulting from its decision not to enter into a proposed Transaction.

2.  Term

This Agreement shall take effect immediately and shall continue for a term of ninety (90) days, unless renewed by both parties in writing. TWC and Carr may terminate this agreement at any time by written notice mailed or delivered to the address of the other party, set forth below.

3.  Transaction Fee

In consideration of Carr's services, Carr shall be entitled to receive, and the Company hereby agrees to pay to Carr, the following:

3.1 Carr shall receive a Transaction Fee payable by certified check or wire transfer equal to (5%) five percent of the amount invested by any Entity introduced by Carr during the term of this Agreement in the Company, payable upon consummation of any Transaction, provided that such Transaction occurs during the term of this Agreement or during the one-year period subsequent to the termination of this Agreement. Carr reserves the right to receive fees in cash or equity or a combination of both.

4.  Transaction

4.1 As used herein, the term "Transaction" means any business agreement, arrangement, transaction, relating solely to TWC's proposed privately placed
Common Stock transaction, and any other equity financing that may occur during the term of this Agreement unless otherwise agreed to by the parties in writing.

5.  Non-Circumvention

In order to prevent the Company from circumventing Carr's right to receive Transaction Fees hereunder, the Company agrees that whether or not any Transaction concerning the Company is completed, for a one-year period commencing from the date of this Agreement, without the prior express written consent of Carr, neither the Company nor any of its officers, employees, or agents will contact directly any Entity introduced to the Company by Carr during the term of this Agreement. TWC and Carr will maintain a specific list of all introduced Entities, which shall be updated whenever Carr makes a written introduction of an Entity that is not previously known, and is deemed valid by TWC in writing, in accordance with Section 1.1.


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6.  Non-Exclusive

Each party acknowledges and agrees that the rights granted to the other in this Agreement are non-exclusive, and that, without limiting the generality of the foregoing, nothing in this Agreement shall be deemed or construed to prohibit either party herein from participating in similar business arrangements to those described herein with other parties.

7.  Indemnification

The Company will indemnify and defend Carr, its affiliates, and the respective directors, officers, agents and employees of Carr (each the "Indemnified Person"), to the fullest extent lawful, from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (the "Liabilities"), and will reimburse each Indemnified Person for all reasonable fees and expenses, including the reasonable fees and expenses of counsel, as they are incurred, in investigating, preparing, pursuing and defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation and whether or not any Indemnified Person is a party (collectively, the "Actions"), caused by or arising out of or in connection with any services rendered or to be rendered by any Indemnified Person relating to this Agreement, or any Indemnified Person's actions or inactions in connection with any such service rendered; provided that the Company will not be liable in any case to the extent that any such Liabilities arise out of or are based on the gross negligence or willful misconduct of Carr. Each party hereto agrees to notify the other promptly of the assertion against it or any of its employees of any claim or the commencement of any action or proceeding related to the transactions and activities contemplated hereby. A party's failure to so notify the other party shall not relieve such party from any obligation or liability which it would otherwise have except to the extent that it has been materially prejudiced by such failure.

8.  General Provisions

8.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws provisions.

8.2 This Agreement may not be amended or modified except in writing signed by both parties.

8.3 All notices and other  communications  hereunder  shall be deemed given upon
(a) the sender's confirmation of receipt of a facsimile transmission to the recipient's facsimile number set forth below, (b) confirmed delivery by a standard overnight carrier to the recipient's address set forth below, or (c) delivery by hand to the recipient's address set forth below (or, in each case, to or at such other facsimile number or address for a party as such party may specify by notice given in accordance with this Section 8.3):


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         (a) If to the Company, to:

                  Mr. Rami Ramadan
                  Trans World Corporation
                  545 Fifth Avenue
                  Suite 940
                  New York, New York  10017
                  Fax: (212) 983-8129

                  with a copy to:

                  Timothy B. Matz, Esq.
                  Elias, Matz, Tiernan & Herrick
                  734 15th Street, N.W.
                  12th Floor
                  Washington, D.C.  20005
                  Fax: (202) 347-2172

                  (b) If to Carr, to:

                  Stephanie Baas
                  Carr Securities Corporation
                  14 Vanderventer Avenue
                  Suite 210
                  Port Washington, NY  11050
                  Fax: (516) 944-9029

                  with a copy to:

                  Stephen J. Nelson, Esq.
                  The Nelson Law Firm, LLC
                  White Plains Plaza
                  One North Broadway
                  White Plains, NY 10601
                  Fax: (914) 220-1910

8.4 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Carr shall not assign this Agreement to anyone or any entity without the prior express, written consent of TWC, at TWC's sole discretion.

8.5 Carr shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that Carr shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.


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8.6 The Company hereby represents that it is a sophisticated business enterprise that has retained Carr for the limited purposes set forth in this letter, and the parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims an intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this letter.

If the foregoing is acceptable to you, please sign and return the enclosed copy of this letter to my attention.

                                                  Very truly yours,

                                                  CARR SECURITIES CORPORATION


                                                  By:   /s/ Walter P. Carucci
                                                     ---------------------------
                                                  Name: Walter P. Carucci
                                                  Title: President



AGREED AND ACCEPTED:
Trans World Corporation



By:      /s/ Rami S. Ramadan
   -----------------------------------------------
Name:    Rami Ramadan
Title:   Chief Executive Officer
Date:    July 31, 2007